CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Vizacom Inc. (formerly known as Software Publishing Corporation Holdings, Inc.) (the "Company") of our report dated April 1, 1999, with respect to the financial statements of Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of the Company for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                             /s/Ernst & Young

                                             ERNST & YOUNG
                                             Registered Auditor

Nottingham, England
July 15, 1999